Exhibit 99.1

FOR IMMEDIATE RELEASE

January 14, 2025

WARNER SESSION, WASHINGTON, D.C. LAWYER AND LOBBYIST, APPOINTED AS INDEPENDENT DIRECTOR OF CAPSTONE COMPANIES, INC.

Deerfield Beach, FL (Business Wire) – Capstone Companies, Inc. (OTCQB: CAPC) announced today the appointment of Warner H. Session as an independent director, effective January 9, 2025.

Mr. Session is the principal of Session Law Firm, P.C., a Washington, D.C. law firm. Since 1991, he practiced government relations/lobbying, government contracting and procurement, small and minority business development, real estate transactions and business formations. He has represented national trade associations before Congress. He is a former board member of the Board of Directors for the Metropolitan Washington Airports Authority, which has oversight of Dulles International Airport and Ronald Reagan Washington National Airport. Mr. Session was a member of District of Columbia trade mission to Canada. Prior to private law practice, he worked in the U.S. House of Representatives as Staff Director and Counsel to the Government Activities and Transportation Subcommittee and he served as Staff Attorney to the Judiciary Committee for the DC Council, where he drafted legislation on matters affecting multiple executive agencies. Mr. Session is a Trustee of the University of the District of Columbia. A graduate of Stanford University with a Bachelor of Arts in Political Science, he received his Juris Doctorate from the Georgetown University Law Center and is licensed to practice law in the District of Columbia.

“Warner brings valuable experience in business and commercial real estate development and government relations to Capstone Companies’ efforts to build a new business focused on year-round social, athletic, and fitness programs that appeal to children, adults and families,” said Stewart Wallach, Chair of the Company’s Board of Directors. “His experience in helping business achieve results in commercial real estate development and government assistance in business development complements the operational experience of our new Chief Executive Officer in the proposed year-round social, athletic, and fitness business,” added Mr. Wallach.

Mr. Session said, “I look forward to the challenge and potential of Capstone Companies as a company seeking to develop a new business line that fosters individual fitness and social and emotional enhancement as well as aiding local community development.”

About Capstone Companies, Inc. Capstone Companies, Inc. is an SEC reporting company with its common stock quoted on OTC QB market. Formerly engaged in producing LED and Smart Mirror consumer products, Company ended its consumer product operations due to declining sales and has been seeking to establish a new business line and revenue generating operations through internal development, merger, acquisition or a combination of those actions. The Company currently has no revenue generating operations. The appointment of a new CEO and appointment of directors is part of the Company’s efforts to establish revenue generating operations by bringing in new management members with experience in industries other than the Company’s former industry as well as a proven ability to build, fund or assist in creating sustainable, new business lines.

FORWARD LOOKING STATEMENTS. Except for statements of historical fact in this press release, the information contained above contains forward-looking statements, which statements are characterized by words like “should,” “may,” “intend,’ “expect,” “hope,” “believe,” “anticipate” and similar words. Forward looking statements are not guarantees of future performance and undue reliance should not be placed on them. Forward-looking statements necessarily involve known and unknown risks and uncertainties, which may cause actual performance and financial results in future periods to differ materially from any statements about future performance or results expressed or implied by such forward-looking statements. Capstone Companies, Inc. (“Company”) is a public shell company without revenue generating revenues and relies on working capital funding from third parties to sustain its corporate existence and fund meeting the compliance requirements as an SEC reporting company with its stock quoted on the OTC QB Venture Market. The Company is also a “penny stock” company with limited public market liquidity and no primary market makers. As such, Company may be unable to develop a new business line, or acquire or merge with an existing operating company, or, even if a new business line or revenue generating operation is established, to fund and successfully operate that new business line or operation. The capabilities or prior performance or contributions of any officer or director with other companies or firms is not to be taken as indicative of his or her performance or contributions as an officer or director of the Company. Further, the public auditors of the Company have expressed doubt as to the Company as a going concern. Company may be unable to obtain adequate, affordable and timely funding to sustain any new business line. There is substantial doubt about the Company’s ability to establish a new business line or sustain an operation. There is no existing agreement by the Company and a third party for a merger or acquisition of a company or assets. Any investment in the common stock of the Company is a highly risky investment that is not suitable for investors who cannot afford the total loss of the investment and the inability to liquidate the investment. The risk factors in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, and other filings with the SEC should be carefully considered prior to any investment decision. The Company undertakes no obligation to update forward-looking statements if circumstances or management’s estimates or opinions should change except as required by applicable securities laws. The reader is cautioned not to place undue reliance on forward-looking statements.

CONTACT information and media inquiries:

irinquiries@capstonecompaniesinc.com

Telephone: (954) 570-8889, ext. 315